Exhibit 10.7

Innovators in Complex Carbohydrate ChemistryTM

Exact name of Investor as it should appear on Stock Certificate: ____________________

BOSTON THERAPEUTICS, INC.
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT by and between the investor named above (the “Investor”) and Boston Therapeutics, Inc., (the “Company”) a Delaware corporation with offices at 33 South Commercial St., Manchester, NH 03101.  This Subscription Agreement shall be deemed to include the attached Terms and Conditions which hereby are incorporated by reference.

A.	Aggregate Investment:	$_________ (shares X $0.25 per share).

Securities:	__________ shares of the Common Stock, without par value, of the Company (the “Shares”).

B.	Address, etc.:

Telephone:
Fax:
Email Address:

C.	Accredited Investor Status (initial as many as apply):

The Investor is a natural person whose individual net worth, orjoint net worth with the Investor's spouse, exceeds $1,000,000;

The Investor is a natural person who had an individual income inexcess of $200,000 in each of 2009 and 2010 or joint income withthat person's spouse in excess of $300,000 in each of those yearsand has a reasonable expectation of reaching the same incomelevel in 2011.

The Investor is a trust of which each beneficiary has an individualor joint (together with such beneficiary's spouse) net worth inexcess of $1,000,000, or (b) expects to have an annual income in2011, and represents that such beneficiary had an annual income ineach of 2009 and 2010 in excess of $200,000 (or joint annual income in excess of $300,000).

The Investor is an organization described in Section 501(c)(3) ofthe Internal Revenue Code, a corporation, a Massachusetts orsimilar business trust, a partnership or a limited liabilitycompany which has total assets in excess of $5,000,000 and whichwas not formed for the specific purpose of acquiring the securities offered hereby.

Boston Therapeutics, Inc.    33 South Commercial Street    Manchester, NH    03101
Tel: (978) 886-0421    Fax: (603) 685-4784    www.bostonti.com

For purposes of calculating net worth for the above representations, the value of a person’s primary residence, and the amount of indebtedness secured by such primary residence, up to the amount of such value shall be excluded from the calculation.  Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the person’s net worth.1

D.	Status as a Non-U.S. Person (initial if applicable):

The Investor is not a natural person resident of the United States, partnership or corporation organized in the United States, or trust of which the trustee is a natural person resident of the United States
(each of the foregoing, a “U.S. Person”), and certifies further that it is not acquiring the Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the Act.

The Investor acknowledges that he or it has received and reviewed this Agreement in its entirety, including without limitation the representations and warranties set out in Section 3 below.  The Investor and the Company each executes this Agreement as an instrument under seal.

Investor  (if individual)

_________________________________________
Print Name:________________________________

Investor ( if entity)
Print Name:________________________________

By:______________________________________

Title:_____________________________________

The Company hereby accepts this subscription subject to the terms and conditions set forth in this Agreement as of this ______ day of ____________, 2011.

BOSTON THERAPEUTICS, INC.

By:

Name:______________________________

Title:_______________________________

1 By way of example, if a person had net assets of $1,000,000 (excluding their primary residence) and a primary residence worth $2,000,000 with a $1,000,000 mortgage, their net worth for the purposes of the above accredited investor representations would be $1,000,000 even if by other measures of net worth, the $1,000,000 net worth in the residence ($2,000,000-the $1,000,000 mortgage) would be added to the $1,000,000 in other net assets.  If the mortgage were $3,000,000 rather than $1,000,000, the person would be deemed to have a net worth of $0. The $1,000,000 net worth from other assets would be reduced by the $1,000,000 excess liability in the house ($2,000,000 residence value - $3,000,000 mortgage).

The Company hereby accepts this subscription subject to the terms and conditions set forth in this Agreement as of this ______ day of ____________, 2011.

BOSTON THERAPEUTICS, INC.

By: _______________________________

Name:______________________________

Title:_______________________________

1.           Subscription.  Subject to the terms and conditions of this Agreement, the Investor irrevocably subscribes for and agrees to purchase the number of shares of Common Stock, without par value, described in Section A above (the “Shares”) for the purchase price set forth in such Section.  The Investor shall pay the Purchase Price for the Shares in cash to the Company by check or wire transfer.

2.           Acceptance of Subscription.

This Subscription is made subject to the following terms and conditions:

2.1.           This subscription shall be deemed accepted by the Company upon execution by the Company of this Subscription Agreement.

2.2.           Upon the sale by the Company to the Investor of Shares, the Investor will receive a copy of this Subscription Agreement executed by an officer on behalf of the Company.

3.           Closing.  The subscription shall close upon acceptance at the sole discretion of the Company upon the receipt by the Company of Subscription Agreements (including this Agreement) to purchase an aggregate of at least ____________ Shares (the "Initial Closing").  The Company may sell additional Shares, at one or more additional closings (collectively, the "Additional Closings" and collectively with the Initial Closings, the “Closings” and each a “Closing”).

4.           Representations and Warranties of the Investor.  The Investor understands and acknowledges that (a) the Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) or Section 3(b) of the Securities Act of 1933, as from time to time amended (the “Securities Act”), including Regulation D promulgated thereunder and, if the Investor is a Non-U.S. Person, Regulation S promulgated thereunder, and any applicable state securities laws, (b) he or it is purchasing the Shares without being offered or furnished any offering literature or prospectus other than a certain power point presentation dated March 14, 2011 (the “Written Disclosure”), and (c) this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.  The Investor also represents and warrants as follows:

4.1.  Citizenship, Age and Residence.  He or she is at least 21 years of age, if a natural person, and is a bona fide resident and domiciliary (not a temporary or transient resident) of the state and at the address described in Section B and has no present intention of becoming a resident of any other State or other jurisdiction.

4.2.  Suitability.  The Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, (ii) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss by the Investor of his or her entire investment, and (iii) there are substantial restrictions on the transferability of, and there will (for the foreseeable future) be no public market for, the Shares, and accordingly, it may not be possible for an indeterminate period of time to liquidate his or her investment in the Shares (if ever).  Furthermore, the Investor represents that he or she has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the ability of the Investor to provide for his or her current needs and possible financial contingencies.

4.3.  Investment Information.  The Investor acknowledges that the Written Disclosure contains the views of the management of the Company, and that the analysis or presentation of the Company's obligations and prospects, to the extent reflected therein, represents a subjective assessment about which reasonable persons could disagree.

4.4.  Access to Information.  The Investor, in making his, her or its decision to purchase the Shares, has relied solely upon the Investor's independent investigations and has, if requested, been given (i) access to all material books and records of the Company; (ii) access to all material contracts and documents relating to the transaction described herein; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Company concerning the Company and its prospects and the terms and conditions of this Offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Written Disclosure.  The Investor acknowledges that no request to the Company by the Investor for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date of this Agreement.

4.5.  Investment Intent.  The Shares are being acquired by the Investor solely for the Investor's own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution of the Shares; the Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any of the Share or any interest or rights in any of the Shares; the Investor has no present plans to enter into any such obligation; and the Investor understands the legal consequences of the representations and warranties made by him or her in this Agreement to mean that he or she must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration becomes available.

4.6.  No Distribution of Offering Materials.  The Investor has not distributed the Written Disclosure to any other person or party other than Investor’s advisors; and he has not used the Written Disclosure for any purposes other than to evaluate the merits of an investment in the Company.

4.7.  Control of Funds.  The Investor represents that the funds provided for this investment are the separate property of the Investor or are otherwise funds as to which the Investor has the sole right of management.

4.8.  Review of Written Disclosure.  The Investor has carefully read the Written Disclosure.  In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Written Disclosure or as contained in any documents or answers to questions furnished by the Company.

4.9.  Sophistication of Investor.  The Investor either (i) has a preexisting personal or business relationship with the Company or its controlling persons, such as would enable a reasonably prudent purchaser to be aware of the character and general business and financial circumstances of the Company or its controlling persons, or (ii) by reason of his or her business or financial experience, individually or in conjunction with his or her unaffiliated professional advisors, the Investor is capable of evaluating the merits and risks of an investment in the Shares, making an informed investment decision and protecting his or her own interests.

4.10.  Accuracy of Information.  All of the information set forth on the cover page of this Agreement, including without limitation the Accredited Investor Status indicated as applicable to the Investor, is true and correct in all respects.

4.11.  Contacts with the Company.  The Investor’s initial contacts with the Company were not as a result of the Company’s filing of a registration statement on Form S-1 registering its shares of common stock for sale nor was the Investor contacted by the Company in connection with the offering of securities pursuant to such registration statement.  The Investor either has a pre-existing business relationship with the Company or has engaged in discussions with the Company regarding establishing a business relationship.

4.12.  No Brokers.  The Investor has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Shares and is not under any obligation to pay any broker's fee or commission in connection with his investment.

4.13.  Securities Act Compliance.  The Investor understands that the easiest way to sell his or her Shares in the future would be to sell in an initial underwritten public offering of the Company’s securities or to a purchaser of the entire Company or its business.  In the absence of a public offering or such a sale, however, the Investor may sell his or her Shares in compliance with various private sale exemptions under applicable securities laws.  Accordingly, the Investor understands that:

a.  The Shares have not been registered under the Securities Act, by reason of a specific exemption under the provisions of the Securities Act which depends in part upon the investment intent and the representations and warranties of the Investor made in this Agreement.

b.  In issuing the Shares to the Investor, the Company is relying upon these representations and warranties.

c.           Any routine sales of the Shares in reliance upon Rule 144 under the Securities Act (if the provisions of such Rule should then be available as to the Shares) can be made only after the holding period specified in the Rule, in limited amounts, and in accordance with all the terms and conditions of that Rule.

d.           In the case of securities to which Rule 144 is not applicable, compliance with Regulation A under the Securities Act or some other exemption will be required.

e.           Rule 144 is not now available with respect to the Shares.

f.           The Company is under no obligation to register the Shares or to comply with Regulation A or any other exemption under the Securities Act or to supply any information necessary to permit routine sales under Rule 144.

g.           The Company may, if it so desires permit the transfer of the Shares and of all securities issued in exchange therefore only when such Shares or securities are the subject of an effective registration statement under the Securities Act or when the Company has received an opinion of counsel that such registration is not required under the Securities Act.  The Investor agrees to furnish such documentation and undertakings as the Company and its counsel may reasonably require in connection with any such opinion, whether under Rule 144 or some specific exemption under the Act.

h.           The Company may place certain legends on the certificate(s) for the Shares as required by applicable laws, including a legend in form substantially as follows and, with respect to Shares issued to Investors who are not U.S. Persons a legend referencing transfer restrictions applicable to Shares issued pursuant to Regulation S:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and none of such securities, nor any interest therein, may be sold, transferred, assigned, made the subject of any security interest, or otherwise disposed of, without an effective registration statement for such securities under the Act and applicable state securities laws, or an opinion of counsel in form and substance satisfactory to the Company that registration is not required under the Act or such state securities laws.

i.           If the Investor is not a U.S. Person, the Investor shall only resell the Shares in accordance with the provisions of Regulation S promulgated under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration .

5.   Representations and Warranties of the Company.

The Company hereby severally and jointly, represent and warrant to the Investor:

5.1.   Organization, Qualifications and Corporate Power.

a.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification.  The Company has the full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own or lease and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and other transaction documents contemplated hereby and thereby, and to issue, sell and deliver the Shares.

b.           The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock or other equity interest of any other corporation or (B) any participating or other equity interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

5.2.           Authorization of Agreements, Etc.

a.           The execution and delivery by the Company of this Agreement and related transaction documents, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, ordinance, rule or regulation applicable to the Company or its property or business, or any order, judgment or decree of any court or other agency, administrative body or other governmental body, the Articles of Incorporation of the Company, as amended (the “Charter”) or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

b.           The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of the Common Stock, without par value, of the Company, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances of any kind.

5.3.           Validity.  This Subscription Agreement and the related transaction documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.4.           Authorized Capital Stock.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, without par value.  Other than: (a) 14,041,236 shares of common stock currently outstanding and held beneficially and of record by the founders of the Company (b) stock options issued to a consultant to purchase an aggregate of 78,400 shares of common stock at an exercise price of $1.85 per share, and (c) an agreement to issue stock options to a consultant to purchase an aggregate of 434,265 shares of common stock at an exercise price of $0.25, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.  The Company has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission.

5.5.            Litigation; Compliance with Law.

a.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing.  The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs.  The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by the Company pending or threatened against others.  The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations.  There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

5.6.           Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that the Company or any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  No third party has requested information from the Company which suggests that such a claim might be contemplated.  To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

5.7.           Copyrights, Trademarks, Etc. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, “Intellectual Property”) necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened).  No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened).

5.8.           Title to Properties.  The Company has good, clear and marketable title to its properties and assets, and all such properties and assets (including the Intellectual Property) are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries, including without limitation, the ability of the Company to secure financing using such properties and assets as collateral.

5.9.           Other Agreements.  The Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction with any of the shareholders of the Company which affects the capitalization or ownership of the Company.

5.10.           Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.  The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person).

5.11.           Governmental Approvals. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or the related transaction documents or the issuance, sale and delivery of the Shares.

5.12.           Offering of the Shares.  Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

6.   Miscellaneous.

6.1.  Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid or express overnight courier service, to the address set forth on the cover page hereof.

6.2. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, excluding its conflicts of laws rules.

6.3.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

7.  Continuing Effect of Representations, Warranties and Acknowledgments.  The Investor and the Company agree that the representations and warranties of Section 4 and Section 5, respectively, are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery to and acceptance by the Company of this Subscription Agreement, and shall survive such delivery and acceptance.  If in any respect such representations, warranties and acknowledgements shall not be true and accurate prior to such delivery and acceptance, the Investor or the Company, as the case may be, shall give immediate written notice of such fact to the Company or the Investor, specifying which representations and warranties and acknowledgements are not true and accurate and the reasons therefore.

8.  Indemnification.  The Investor understands the meaning and legal consequences of Investor’s representations and warranties contained in Section 4, and agrees to indemnify and hold harmless the Company, its officers or any of its directors, affiliates, controlling shareholders, counsel, agents, or employees from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees due to or arising out of a breach of any representation, warranty or acknowledgment of the Investor contained in this Agreement; and the Company understands the meaning and legal consequences of its representations and warranties contained in Section 5 of this Agreement and in the other documents and agreements executed by the Company as contemplated by the transactions described in this Agreement, and agrees to indemnify and hold harmless the Investor, its officers or any of its directors, affiliates, controlling shareholders, counsel, agents or employees from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the Company contained herein or therein.

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Investor  (if individual)

___________________________________________________

Print Name:___________________________________________

Investor (if entity)

Print Name:___________________________________________

By:             ___________________________________________

Title:  _______________________________________________

PAYMENT INSTRUCTIONS:

Please submit this signed agreement with payment. Investor may send funds in the form of check, money order or bank wire.  Wiring instructions are as follows:

PAYMENT BY BANK WIRE TO:

Please make reference to “BTI Escrow”

Bank Name:	Bank of America

Account Name:	Seyfarth Shaw LLP Operating Account

Account Number:	5201743357

ABA Wire Payment Number:	026-009-593

ABA ACH Payment Number:	081-904-808

Swift Code:	BOFAUS3N

PAYMENT BY CHECK OR MONEY ORDER:

Investor should write check or money order payable to:

 “Seyfarth Shaw LLP, BTI Escrow Agent”

Please send this signed agreement and check or money order via UPS or Fedex, weekday delivery.   The Company is providing a Fedex account # 287762011 or may provide a return envelope for your convenience.  Please submit to the following address:
Boston Therapeutics, Inc.
33 South Commercial St.
Manchester, NH 03101
Attn:     Kenneth A. Tassey, Jr., President

Investor may contact the Company directly at 978-886-0421.
The contact person is Ken Tassey. Alternatively the investor may call or contact the
Escrow Agent at:

The Escrow Agent:	Seyfarth Shaw LLP
Two Seaport Lane
Boston, MA 02210
Attention: David E. Dryer, Esq.
617-946-4856

1.           Establishment of Escrow Account.  The Escrow Agent shall deposit any Proceeds forwarded to it by any single Subscriber into the Escrow Agent's non-interest-bearing escrow account (the "Escrow Account").

2.           Minimum Sales.  The sale by the Company of any Shares is conditioned upon the receipt and acceptance by the Company of a number of subscriptions totaling at least the Minimum Subscription (as defined below), provided that the Company shall not accept any subscription from a Subscriber who has not executed and delivered Definitive Documents therefore.  The minimum accumulated subscription (Minimum Subscription) shall be Five Hundred Thousand Dollars ($500,000).

3.           Deposits into the Escrow Account.  The Company shall promptly deliver all monies received from Subscribers for the payment of the Shares and Warrants to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth the Subscriber's name and address, the number of Shares and Warrants purchased, the amount paid therefore, whether the initial consideration received was in the form of a check, draft or money order, and the Subscriber's social security number or other taxpayer identification number.